UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2010

CHINA SHUANGJI CEMENT LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52440	95-3542340
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

221 Linglong Road, Zhaoyuan City, Shandong Province People’s Republic of China, 265400
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 535-8213217

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On April 12, 2010, as disclosed in the Company’s Form 8-K filed on April 15, 2010, the management of China Shuangji Cement Ltd. (the “Company”) concluded that its financial statements for the year ended December 31, 2008, which are included in its Form 10-K for the years ended December 31, 2008 and 2007, did not properly account for the certain items as of December 31, 2008 and for the year then ended in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon.

As disclosed in the above-mentioned 8-K, the Company will restate its financial statements for the year ended December 31, 2008 to correct the errors noted above and file an amendment to the Company’s 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

In connection with the re-audit of the Company’s 2008 numbers, the Company, in consultation with its independent registered accounting firm, Bernstein & Pinchuk LLP (“B & P”), preliminarily determined on April 26, 2010 that the Company’s financial statements for the period ended March 31, 2009, which are included in its Form 10-Q for the respective period, might contain certain errors.  During B&P’s review field work period from April 26 to May 16, 2010, the Company’s management identified, corrected, and finalized the 2009 numbers, at which point on May 16, 2010, the Company was able to disclose which numbers should no longer be relied upon.

As such, the Company’s management has concluded that its financial statements for the three month period ended March 31, 2009, which are included in the Company’s Forms 10-Q for the period ended March 31, 2009, did not properly account for the following items as of the above-referenced period in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon:

1.   Cost of goods sold was overstated

2.   Selling and Administrative expense was understated

3.   Gain from sale of property was not recorded

4.   Income tax expense was understated

Management of the Registrant will restate its financial statements for the three months period ended March 31, 2009 to correct the errors noted above and will file amendment to the Company’s Form 10-Q for the relevant period.

Effects on previously issued financial statements for the three months ended March 31, 2009 are anticipated to be as follows:

Decrease in sales	$(17,271)
Decrease in cost of sales	253,503
Increase of selling and administrative expenses	(107,707)
Decrease of interest expense	78
Increase of gain from sale of property	423,276
Decrease of other income	(30)
Subtotal	551,849
Income tax effect of restatement	(162,381)
Increase in net income for the three months ended March 31, 2009	389,468

Management has apprised the Company’s Board and has discussed the matters in this Report with its independent registered accounting firm.   In addition, the Company believes that the financial statements for the periods ended June 30 and September 30, 2009, which are included in its Forms 10-Q for the respective periods, cannot be relied on.  Management is still working to finalize the numbers and will file amendments to the above-mentioned Forms 10-Q to restate the relevant financial statements as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2010

CHINA SHUANGJI CEMENT LTD.

By:	/s/Michelle Zhu
Michelle Zhu
Chief Financial Officer